UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2009 (June 11, 2009)

Biomimetic Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389-A Nichol Mill Lane	37067
Franklin, Tennessee	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (615) 844-1280

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On June 11, 2009, BioMimetic Therapeutics, Inc. (the “Company”) issued a press release announcing that it has extended its rights offering until June 22, 2009.  As a result of this extension, stockholders eligible to participate in the rights offering will now have until 5:00 pm, New York City time, on June 22, 2009 to exercise their subscription rights.  A copy of the press release is attached hereto as Exhibit 99.1.

IMPORTANT ADDITIONAL INFORMATION

The Company has filed with the SEC a proxy statement in connection with the participation of Novo A/S as the standby purchaser.  Investors and the Company’s stockholders are urged to read the proxy statement because it contains important information about the Company and such participation.  Investors and the Company’s stockholders may obtain free copies of the proxy statement at the SEC’s website at http://www.sec.gov, at the Company's website at http:// www.biomimetics.com or by writing to BioMimetic Therapeutics, Inc., 389-A Nichol Mill Lane, Franklin, TN 37067, Attention: Investor Relations.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of BioMimetic Therapeutics, Inc. dated June 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas
Name: Earl Douglas Title: General Counsel

Date:  June 11, 2009